Exhibit 99.17

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

Share and Warrant CDI Nominee Account Terms and Conditions

The following are the terms and conditions on which Computershare Investor Services PLC will provide the GET SA Share and Warrant CDI Nominee Account for the Crest Depository Interests (CDIs).

All references in this document to CDIs should be read as an entitlement to the underlying shares and/or warrants in GET SA.

Computershare provides the Service by arranging for the Nominee to hold CDIs for you. This Service is only available to individuals over 18 years of age resident in the United Kingdom and the list of countries in Schedule 1 of these terms and conditions (the "Permitted Countries"). Where these terms and conditions have been received in a country where the provision of this Service would be contrary to local laws or regulations, these terms and conditions should be treated as being for information purposes only. You may not participate in the Service if you hold any Shares or Warrants in your own name. If we become aware that you hold any Shares or Warrants in your own name (or through another Nominee service) and you are holding CDIs pursuant to this Service, we will withdraw your CDIs from the Service and arrange for them to be registered in your own name. There will be no charge for the withdrawal of CDIs from the Service in such circumstances.

Please read these terms and conditions carefully. They explain the relationship between you and us with respect to the CDIs. Upon the CDIs being issued or transferred to the Nominee, these terms and conditions will constitute a legally binding agreement between you and us. If there is anything in them which you do not understand, please contact us. Our contact details are listed in section 10. We will provide you with any investment, taxation or legal advice. If you do need advice on holding your CDIs or your tax liability then you should seek independent professional advice. These terms and conditions do not constitute a recommendation to buy, sell, transfer or hold CDIs in the Company. Please note that the value of Shares and Warrants and the income from them may go down as well as up, which may result in you receiving less than what you originally invested.

These terms and conditions are dated 4 April 2007 and they can change from time to time on providing you with prior written notice in accordance with these terms and conditions. You can obtain an up-to-date version by calling Computershare. Our contact details are listed in section 10.

1 Definitions

    "business day" means any day (other than a Saturday or a Sunday) on which the London Stock Exchange is open for trading;

    "the Company" or "GET SA" is Groupe Eurotunnel SA of 19 Boulevard Malesherbes, 75008 Paris, France;

    "Computershare" is Computershare Investor Services PLC whose registered details are set out at the bottom of these terms and conditions;

    "CREST" is the UK electronic settlement system;

    "Permitted Countries" means the United Kingdom and the list of countries in Schedule 1 of these terms and conditions.

    "CREST Depository Interests (CDI)" dematerialised depository interests issued by CREST Depository Limited in respect of Shares and/or Warrants which enable the Shares and/or Warrants to be held and settled electronically within CREST;

    "FSA" means the Financial Services Authority or any successor organisation;

    "FSA Rules" means the handbook of rules and guidance issued from time to time by the FSA;

    "FSMA" means the Financial Services and Markets Act 2000;

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

    "the Nominee" is Computershare Company Nominees Limited which is a company registered in Scotland, with number SC167175 whose registered office is at Lochside House, 7 Lochside Avenue, Edinburgh Park, Edinburgh, EH12 9DJ which is a member of the Computershare group of companies used to provide the Service or any replacement company, being a member of the Computershare group of companies, which we appoint to hold CDIs on your behalf;

    "the Nominee register" is the register of persons holding CDIs using the Service;

    "the Service" is the GET SA Share and Warrant CDI Nominee Account service that we provide under these terms and conditions;

    "the Shares" mean the ordinary shares of 0.01 Euro each issued by the Company to which you may become entitled;

    "tax" means any tax, duty or levy may be imposed (including stamp duty tax and stamp duty reserve tax);

    "the Warrants" mean the warrants entitling the holders to subscribe for the Shares on the terms and conditions of Chapter 3 of the Securities Note issued by the Company on or about 4 April;

    "you" means the person holding CDIs through the Service and where there are joint holders, "you" refers to each of the joint holders; and

    "us/we/ours" means Computershare.

1.1 Words importing one gender shall (where appropriate) include any other gender and words importing the singular shall (where appropriate) include the plural and vice versa.

1.2 References to any statute or statutory provisions shall, unless the context otherwise requires, be construed as a reference to such statute or statutory provisions (including all instruments, orders or regulations made under it or deriving from it) as in force from time to time and any successor or amending legislation.

1.3 Any provision that says we will do something, also means that we will arrange for the Nominee to do so, unless the context means otherwise.

2 General

2.1 CDIs are not Shares and/or Warrants. They are dematerialised depository interests representing entitlements to Shares and/or Warrants.

2.2 The Nominee is the legal owner of your CDIs. The Nominee will hold your CDIs as bare trustee and you will remain the beneficial owner of your CDIs.

2.3 We will keep and maintain a Nominee register in relation to all the CDIs the Nominee holds pursuant to this Service, including the CDIs the Nominee holds on your behalf.

2.4 The Nominee will hold your CDIs in uncertificated form through CREST.

2.5 As legal owner of the CDIs, the Nominee will be bound by the provisions of the deed poll executed by CREST Depository Limited governing the CDIs or any other document which governs the terms on which the CDIs are issued (together the "Deed Poll"). If there is any inconsistency between your rights under this agreement and any rights you may have under the provisions of the Deed Poll, the provisions of the Deed Poll will prevail.

2.6 Subject to these terms and conditions, we will treat you as though you hold the CDIs in your own name so, subject to the Nominee receiving notification of benefits from CREST Depository Limited, you will receive benefits

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

from those CDIs equivalent to those you would have received on or around the same time as you would have done had you held Shares or Warrants in bearer form.

2.7 We may ask you for proof that you have the right to participate in the Service. We reserve the right to refuse to act for you until you have provided us with proof that is satisfactory to us. In particular, we might not accept your instructions unless:

•
you have correctly completed any documents we may have asked for, before sending them to us;

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we have received all documents and information we need to carry out your instructions. This may include any evidence we need to confirm your identity or details such as a change to your name or address (for example a deed poll or marriage certificate); and

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you quote the "GET SA Share and Warrant CDI Nominee Account" and your shareholder reference number on all correspondence. This number is quoted on all statements sent to you by us. Please keep this number safe since its object is to prevent fraud.

2.8 If we receive instructions from you to transfer your CDIs, you cannot cancel or change those instructions.

2.9 Subject to section 18, we will only act on instructions which are:

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given by you; or

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given by your legally appointed representative.

2.10 If we receive proof of your death and you were the only person named on the Nominee register in respect of your CDIs, we will follow the instructions of your personal representatives. If you were a joint holder of CDIs we will follow the instructions of the remaining holders who will be the only persons to whom we accept any continuing duties.

2.11 We are only bound by your interests in providing the Service under these terms and conditions, and cannot be bound by the interests of any third party. We will not recognise any beneficiary under a trust as having rights in your CDIs, whether the trust is express, implied or constructive, and notice of any such trust will not be binding on us or upon the Nominee.

2.12 All monies which are held for you will be held in a designated client money bank account which we maintain for participants in this Service. This account is maintained at The Royal Bank of Scotland plc which is an approved bank and is a non interest bearing account. In the event that you cease to have your Shares and/or Warrants held in this Service, a cheque for the consolidated amount of any unclaimed monies so held on your behalf will be sent to you, or your personal representative (as the case may be).

2.13 Any CDIs held on your behalf may be pooled with the investments of other clients and registered in the name of the Nominee. This means that your entitlement may not be individually identifiable on the Nominee register, by separate statements or electronic records and, in the event of an un-reconciled shortfall caused by the default or insolvency of the Nominee, you may proportionately share in that shortfall if we are not able to make good that shortfall.

3 Your benefits as a shareholder and/or warrantholder

A: Dividends

3.1 As regards dividends, if your registered address is in the United Kingdom and you have given a bank mandate relating to cash dividends and other types of payments in respect of your Shares, it will remain valid and effective in relation to your Share CDIs from the date that they are issued or transferred to us and we will pay these cash dividends and other payments directly to your chosen bank account on receipt of relevant funds from the Company.

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

If your registered address is in a country other than the United Kingdom all payments will be sent to you by cheque. If you wish to change a bank mandate or instruction, you should call Computershare on the telephone number listed in section 10 and we will arrange for the appropriate form to be sent to you.

3.2 If you do not complete and provide us with a bank mandate (or any third party mandate accepted by us), cheques will be sent to your registered address on receipt of funds from the Company.

3.3 If we, or the Company, are required by law to make any deduction from any dividend due to you, we or the Company will do so. We may also make deductions for other taxes or charges payable by us or the Company on dividends to you or on related documents. You will be notified of any such deductions and will receive the net amount.

3.4 You will be paid dividends in Sterling.

3.5 If the Company offers the option of a DRIP dividend (that is the option to receive a dividend by way of Shares rather than cash) or a dividend reinvestment plan (that is the option to use your cash dividend to buy Shares on the market) and we do not receive any instructions from you by the specified time, we will arrange for the Company to pay you a cash dividend instead.

3.6 All dividend payments will be subject to the deduction of withholding tax, as at April 2007 the prevailing rate is 25%.

B: New CDI issues and CDI offers

3.6 If you are entitled to additional CDIs without having to make a payment, as a result of holding the CDIs (for example, through a bonus or other capitalisation issue), the Nominee will automatically hold the new CDIs for you under these terms and conditions unless you instruct us otherwise.

3.7 If you are entitled to buy additional CDIs as a result of holding CDIs through the Service (for example, through a rights issue), we will ask you how you wish us to exercise your rights. We will take all reasonable steps to ensure that, as nearly as reasonably practicable, you receive the same rights as you would have done if you held your Shares and/or Warrants in your own name. Any CDIs purchased will be held by the Nominee unless we receive instructions to the contrary. Any payment we receive from you must be received in cleared funds.

3.8 If we receive notice of a take-over offer, we will tell you about it. If you reply quickly enough to allow us to act, we will follow your instructions. If there is a take-over offer, which has become wholly unconditional and we have not received your instructions, we will ask you for your instructions by a specified date and we will follow them. If we do not receive your instructions by that date, we will take no action in respect of your CDIs. We will, however, accept all compulsory purchase notices in respect of the CDIs. In that instance, we will accept CDIs if it is one of the alternatives, in accordance with section 3.9 below, or we will otherwise accept cash. We will not accept a loan note alternative in the absence of your specific instruction. The cash element of any such entitlement will be paid to you in accordance with any instructions you have provided to us and which we have accepted or, in the absence of any such accepted instructions, by cheque to your registered address.

3.9 If there is a take-over offer, demerger, capital reorganisation or restructuring of the Company and you are entitled to receive CDIs, cash or other securities in another company in exchange for your CDIs or otherwise, in the absence of any instruction to the contrary, we will decide whether those CDIs or other securities in the other company should be:

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held by you in your own name;

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held by the Nominee on your behalf; or

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held on your behalf in any Nominee service offered by the resultant or successor company.

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

If we decide that the CDIs or securities should be held by the Nominee on your behalf then these terms and conditions will be changed so that, with effect from the date when the transaction is completed, references to Shares and/or Warrants shall include the CDIs or other securities in that other company.

3.10 Where any other rights are offered in connection with your CDIs, and subject to receipt of the relevant notification from CREST Depository Limited, we will take all reasonable steps to ensure that, as nearly as possible, you receive the same rights as you would have done if you held your Shares and/or Warrants in your own name.

3.11 If, after acting for you and our other clients under this Service, we are left with fractions of CDIs, we will, so far as practicable, deal with them in a way consistent with how the Company would deal with fractions of Shares and/or Warrants held by registered shareholders and/or warrantholders. Where the Nominee holds CDIs for a number of clients and CDIs or other rights are allocated to the Nominee, it will allocate them between all such clients pro rata to the number of CDIs it holds for them. Any fractions of CDIs which arise as a result of the Nominee holding CDIs for a number of clients (for example through a bonus issue, rights issue, subdivision or consolidation), will be aggregated and sold and the proceeds kept by us for our own benefit.

3.12 If we are required by the Company or a person seeking to acquire control of the Company (e.g. a bidder on a takeover) to give warranties before acting for you in relation to your CDIs, we may require you to give similar warranties to us and to the Nominee before we act.

4 Information

4.1 We will arrange for the Company to send you the same or equivalent information to that sent to registered shareholders and/or warrantholders of the Company (and for this purpose sent may also mean by electronic communication or website publication where you have consented to such information being communicated in this way). Computershare will send holders of the CDIs:

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an annual summary financial statement sent by the Company to its registered shareholders or, where such a summary financial statement is not made available (or upon your request), a copy of the annual report and accounts of the Company;

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any interim accounts or half yearly reports issued by the Company; and

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all other documents issued by the Company and sent to holders of the Shares and/or Warrants (with appropriate changes to take into account holdings of CDIs rather than Shares or Warrants).

4.2 We will send to you a statement of the number of CDIs held for you under the Service at the time when an account is first opened for you. We will do this within 10 business days of the account being opened.

4.3 We will send to you a statement once a year of the number of CDIs held for you under the Service and of any changes to the number of CDIs held for you under the Service (we will normally provide this at the same time as we send you notice of the annual general meeting of the Company). These statements are provided free but you will be charged a fee if you request a duplicate or additional statement. Alternatively you can view your holding balance on www.computershare.com.

4.4 If any dividend is paid to you we will send you a tax voucher showing, in relation to each dividend paid, the date of payment, gross amount of payment, any tax withheld, net payment and any other information which may be required to complete a tax return and such other information as we may agree to provide you. We may choose to combine that statement with any other statement which we are required by law to provide you with in connection with that payment to you. If no dividend is paid to you in any financial year, we will send you the statement within 12 months of the date that any previous statement was sent to you.

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

4.5 You should check any statement which you receive from us. If you have any queries upon the contents of the statement you should contact us as soon as possible following its receipt. Our contact details are listed in section 10.

5 Voting at Shareholder and/or Warrantholder meetings

5.1 Computershare will send you information about shareholder and/or warrantholder meetings of the Company and ask for your instructions as to how you wish to exercise your votes in respect of your CDIs. Your voting instructions will be provided to GET SA but you will not be able to attend meetings or vote on a show of hands at any meeting.

5.2 If we do not receive the correctly completed voting instructions before the deadline notified to you, you will not be able to exercise your votes.

6 Exercise of Warrants represented by CDIs

6.1 Computershare will send you information and instructions on how to exercise your Warrants represented by CDIs prior to the start of the exercise period. Exercise instructions will need to be returned in the prescribed manner by the date specified in the instructions. Confirmation notices will be dispatched to CDI holders following valid exercise of options.

7 Dealing Facilities

7.1 Computershare offers an internet dealing facility for the purchase of additional CDIs representing Shares or the sale of your CDIs representing Shares. For details of this facility, log on to www.computershare.com. The charges for this service are set out in section 23 below.

7.2 Computershare offers a telephone dealing service for the purchase of additional CDIs representing Shares and/or Warrants or for the sale of your CDIs representing Shares and/or Warrants. You may access this service by phoning 0870 703 0084, details are available on line at www.computershare.com and charges for this service are set out in section 23 below.

8 Transferring your CDIs

8.1 You may instruct us to arrange for the Nominee to transfer your CDIs by way of gift to another person (other than a minor) who is resident in a Permitted Country and who would be eligible to be a shareholder and/or warrantholder (as applicable) in the Company. We will only do this if we have received the relevant form confirming that such a transfer is by way of gift. You can request a form by calling Computershare on the telephone numbers listed in section 10. There is no charge for such a transfer.

8.2 You may instruct us to arrange for your CDIs to be entered into the name of another person (other than a minor) who is resident in a Permitted Country and who would be eligible to be a shareholder and/or warrantholder (as applicable) in the Company, as a joint holder in relation to all or any of the CDIs held by the Nominee on your behalf. We will only do this if we have received the relevant form. You can request a form by calling Computershare on the telephone numbers listed in section 10. There is no charge for such a transfer.

8.3 If you want to sell or transfer your CDIs other than by gift to someone else then you will need to use the dealing service (as detailed in section 7) in relation to which additional charges will apply.

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

8.4 If you write to us and ask us to hold any Shares and/or Warrants in the Service which you hold in an alternative broker nominee account, you will have to pay a deposit fee which is listed in section 23 (or such other reasonable fee as we may tell you about from time to time) inclusive of Value Added Tax and these terms and conditions will apply accordingly to those Shares and/or Warrants.

8.5 If you wish to convert your CDI's into Shares and/or Warrants, you will have to pay the Withdrawal and Deposit to French form fee which is listed in section 23 (or such other reasonable fee as we may tell you about from time to time).

9 Other charges

For this Service the charges for transferring CDIs into your name and charges for the supply of duplicate account statements and dividend tax vouchers pursuant to section 4, are as set out in section 23 of these terms and conditions. We will give you at least one month's notice of any other proposed charge for the Service. Up to date copies of the terms and conditions and current charges can be obtained by contacting Computershare. Our contact details are listed at section 10. You should note the possibility that taxes or costs may exist which are not paid through or imposed by us.

10 Contacting each other

10.1 Our contact details are as set out below:

•
Computershare Investor Services PLC
The Pavilions
Bridgwater Road
Bristol BS13 8AE
 Telephone: 0870 703 0039
Email: web.queries@computershare.co.uk
Fax: 0870 703 6119

10.2 All notices and other communications which you send us should be addressed to Computershare at the address listed in section 10.1 above.

10.3 Any notice or communication which you send us should quote "GET SA Share and Warrant CDI Nominee Account" (as the case may be) and include the CDI reference number of your account with the Nominee. We provide this information on the statements of holdings which we send you. If we post you notices they will be treated as received by you 2 business days after the date on which they are sent. If we email notices to you or post them on the Company website and email you to notify you of such posting, you will be deemed to have received them the business day after our email.

10.4 Subject to section 2.7, we will assume that any communication which comes from you is from you and we will assume that any document which we receive and which appears to have been signed by you, has been. We are entitled to request further information if we believe it is necessary to confirm your instructions.

10.5 If we discover that we have incorrectly debited or credited your Nominee account we reserve the right to correct that account without any reference to you and will notify you (where relevant) of any correction which we make.

10.6 If you change your name or address you should advise to us straight away. You should make sure that the arrangements for receiving mail at your address are safe.

10.7 Unless these terms and conditions or other documents issued by us in relation to specific matters provide otherwise, any instructions, notices or other communications that you or we send under them will only be valid if they are in writing. We may accept voting instructions electronically. In certain circumstances, we may dispense with the requirement to provide notice in writing (for example, so you can give instructions over the web or telephone).

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

11 When you can not be traced

11.1 If:

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we have sent documents to you on three separate occasions and they have been returned, undelivered; or

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dividend cheques have been returned undelivered to the Nominee or left uncashed on three occasions in a row; and

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after making reasonable enquiries we cannot find out your current address,

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we will not send any more documentation or payments to you until you confirm your current address.

11.2 If:

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after a 12 year period during which at least three dividends have become payable and none have been claimed, we announce that we intend to sell your CDIs by placing an advertisement in a leading national newspaper in the UK and in at least one newspaper appearing in the area of your latest address on the Nominee register or the area of the address to which you have instructed notices to be sent;

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during this 12 year period and for three months after the last of the advertisements appear, we have not heard from you or any person who is automatically entitled to your CDIs by law; and

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we have told the relevant regulatory and market authorities that we intend to sell your CDIs,

we can sell your CDIs at the best price that we can reasonably obtain. The net proceeds of sale of your CDIs shall be paid to the Company and, upon receipt of such proceeds, the Company shall become indebted to you, or any person who was automatically entitled to your CDIs by law, for the amount of such net proceeds subject to the constitutional documents of the Company. The money received from the sale of CDIs will not be held on trust and no interest shall be payable.

12 Liability and responsibilities

12.1 We will take all reasonable care in operating the Service and will be responsible to you for any losses or expenses (including loss of CDIs) suffered or incurred by you as a result of our or the Nominee's negligence, wilful default or fraud or breach of the agreement formed by these terms and conditions (as amended from time to time) or the negligent or fraudulent acts or omissions or wilful default of the Nominee but not otherwise. We will not be responsible for any indirect loss which you may incur.

12.2 We accept responsibility for any losses arising from a breach of FSMA, the FSA Rules and any statutory duty, fraud, negligence or other default by us, the Nominee or its/our employees and agents.

12.3 We may also employ other persons as our agents and delegates on such terms as we think fit to carry out any part of our obligations or discretions under these terms and conditions. We will take all reasonable care in the selection and continued use of such persons and accept responsibility for all activities they carry out on our behalf and will be liable for all acts and omissions of such agents and delegates on the same basis as if they were our acts or omissions or those of the Nominee.

12.4 The Company (including any member of the Company's group) is not acting as our agent or as agent of the Nominee and is not responsible for our acts or omission, nor the acts or omissions of the Nominee or any members of the Computershare group or any delegates and agents appointed in accordance with section 12.3.

12.5 Nothing in these terms and conditions restricts any rights you may have under the FSA Rules and/or FSMA.

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

12.6 If the Service can not be provided because of circumstances or events beyond our reasonable control (for example, because of postal delays, industrial disputes or failure of computer systems or telecommunication links) we will take all reasonable steps to bring those circumstances to an end.

12.7 All communication and documents sent to you and by you in relation to the Service will be at your risk.

13 Potential conflict of interest

We will not normally engage in any activities that will give rise to a conflict of interest in respect of any instructions which you give us. However, in order to treat you fairly, we comply with a policy of independence and disregard any interest, relationship or arrangements that may arise and is of interest to us to the extent that it conflicts with your interests in our dealings with you.

14 No security over CDIs

Your CDIs will not be lent to any third party, nor will your CDIs be used by way of collateral or security to borrow money.

15 Changes to these terms and conditions

15.1 We may change these terms and conditions from time to time subject to receipt of prior written consent from the Company and upon giving you at least 30 days' notice where possible in advance of any such change taking effect. In particular and subject to receipt of prior written consent from the Company, we may amend these terms and conditions:

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to comply with legal, fiscal and regulatory requirements;

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to rectify errors, inaccuracies and ambiguities or to make them easier to understand; and

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to reflect alterations in the scope and nature of this Service in accordance with, our agreement with the Company, the rules and regulations of CREST and our membership of CREST, changes to our technology or systems capabilities, changes to our administration procedures and having regard to market practice and client demands.

Notwithstanding this, the charges referred to in these terms and conditions may vary from time to time. You may always obtain up to date details of these terms and conditions by calling us. Our contact details are listed at section 10.

15.2 You may terminate these arrangements immediately upon written notice if you do not agree to the changes made under this section 15. We will then transfer the underlying Shares and/or Warrants into your own name.

15.3 If we do not enforce a term or condition, this will not affect our right to enforce the rest of the conditions or to enforce that term or condition at another time.

15.4 If we cannot enforce a term or condition, this will not affect our right to enforce the rest of the terms and conditions.

15.5 All of the charges referred to in these terms and conditions may vary from time to time. Changes to charges will not be backdated. You may always obtain up to date details of our charges by calling us on the numbers listed at section 10.

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

16 Sharing information with others

16.1 You authorise us to provide information concerning you, your CDIs and any instructions given by you in relation to your CDIs to carefully selected third parties in order to facilitate provision of the Service. Your details will only be disclosed in accordance with the Principles set out in the Data Protection Act 1998:

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to any person if that person has legal or regulatory powers over us or the Nominee;

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to the Company (or any other person carrying out functions in relation to the Service, including CRESTCo Limited and CREST Depository Limited) in order to facilitate the provision of the Service; and

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to any person carrying out functions in relation to acting as the registrar of the Company.

16.2 You have the right upon request to view what information we hold on you. We may charge you a small fee for providing you access to this information.

16.3 The Company will have access at all times to the records we hold about you in order to inform you of your rights as a person on whose behalf CDIs are held by Nominee, including corporate and other details, and products or services specifically designed for shareholders and/or warrantholders.

17 Terms and conditions to prevent money laundering and breaches of law/regulation

17.1 We may require evidence of your identity from time to time to comply with money laundering legislation in relation to holding, buying or selling the CDIs. Delay or failure to provide satisfactory evidence may result in us refusing to hold CDIs for you or in payments to you in connection with your CDIs being withheld or a delay or refusal to act in following instructions.

17.2 If we believe that you are breaching money laundering legislation, we may refuse to allow you to participate in the Service and if appropriate may notify the relevant authorities.

17.3 We reserve the right to delay taking any action in relation to the Service or in relation to any particular instructions from you if we consider that we need to do so to obtain further information from you or to comply with any legal or regulatory requirement binding on us (including the obtaining of evidence of identity to comply with money laundering regulations) or to investigate any concerns we may have about your instruction.

18 Joint Holders

18.1 The Nominee will not hold CDIs for more than four joint holders. Where the CDIs held by the Nominee for you are held for more than one person, references to "you" in these terms and conditions are to each of the joint holders separately as well as jointly and severally. Each such person agrees that:

•
all obligations, undertakings and agreements on the part of the Computershare and the Nominee are given to the joint holders taken together and not separately to each of them; and

•
all obligations, undertakings, agreements and liabilities arising under or pursuant to these terms and conditions shall constitute joint and several obligations of each joint holder to Computershare (and where relevant, the Nominee).

18.2 We will only accept transfer instructions signed by or on behalf of all of the joint holders. We reserve the right to accept other instructions given by one or more joint holders. In such a case the person(s) giving the instructions warrant(s) to Computershare that he or they have the necessary authority to give such instructions on behalf of all joint holders.

18.3 All notices, other documents and payment sent by us pursuant to these terms and conditions will be sent to the first named holder on the Nominee register and in any case will be treated as sent to all of the other joint holders. It is

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

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Terms and Conditions

the responsibility of the holder who receives the notices, documents and payment to notify and account to the other joint holders.

19 Complaints

19.1 There are written procedures in place to help resolve complaints from clients effectively. You can request a copy of these procedures by calling Computershare on the telephone numbers listed in section 10. Computershare Investor Services PLC is authorised and regulated by the FSA. If you have any complaints about the service provided to you, you should write to the following address: Computershare Investor Services PLC, PO Box 82, The Pavilions, Bridgwater Road, Bristol BS99 7NH. If you are not satisfied with the handling of your complaint by us, you may refer the matter to the Financial Ombudsman Service, details of which are available on request.

19.2 We participate in the UK Financial Services Compensation Scheme, which provides compensation to qualifying investors for losses in the event of our being unable to meet our liabilities to you. Further information can be obtained from the FSA or the UK Financial Services Compensation Scheme.

20 Termination

20.1 You may terminate these arrangements at any time by giving us a written instruction to withdraw all your CDIs from the Service in accordance with section 8.

20.2 This agreement will terminate automatically on the termination of the agreement under which we provide Nominee services to the Company.

21 Consequences of Termination

21.1 Termination will be without prejudice to the completion of services already initiated which will be completed expeditiously by us.

21.2 Termination will not affect accrued rights, indemnities, existing commitments or any contractual provision intended to survive termination and will be without penalty or other additional payment.

22 Other terms and conditions

22.1 These terms and conditions will take effect as between you and us from the time the Nominee first holds CDIs on your behalf. There is no right to cancel this agreement under a mandatory cooling-off period, but you have a right to terminate this agreement under section 20 above.

22.2 In so far as these terms and conditions constitute a financial promotion for the Nominee service provided by Computershare they have been approved by Computershare for the purposes of Section 21(2)(b) of FSMA.

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

22.3 Members of the Computershare group of companies cannot give you any investment, taxation or legal advice in connection with the Service.

22.4. Where you receive any CDIs pursuant to the offer or in relation to you holding CDIs in this account to which you are not legally entitled (for example, in the event you are over-allocated CDIs), you agree to appoint the Nominee as your attorney to do all such acts (including selling the CDIs) and execute any documents to sell or transfer your interests in such CDIs or the cash proceeds to or to the order of the Company. You will not be paid any money in relation to any such sale or transfer.

22.5 If we no longer wish to hold the CDIs for you or if you change your registered address for the provision of this Service and do not provide us with a registered address in a Permitted Country, we will tell you in writing and give you time to withdraw your CDIs from the Service. If you have not done this within the time given, we will arrange for the underlying Shares and/or Warrants to be transferred to the Share and/or Warrant register in France and for a share and/or warrant statement to be sent to you at the address registered on our systems for communicating with you, and the Service will not apply to Shares and/or Warrants held in this form. In these circumstances there will be no charge in connection with the transfer of underlying Shares and/or Warrants into your name.

22.6 The terms and conditions of this Service are binding upon your successors, executors, administrators and other legal representatives.

22.7 Nothing in these terms and conditions is intended to benefit a third party other than the Nominee. Any provision which is for our benefit or confers a benefit on the Nominee shall be enforceable not only by us but by the Nominee under the Contract (Rights of Third Parties) Act 1999. The terms and conditions may be changed or rescinded without the consent of the Nominee.

22.8 These terms and conditions are supplied in the English language and all communications relating to these terms and conditions will be in English.

22.9 These terms and conditions are governed by the laws of England and Wales. Any dispute will be dealt with by the English courts and you submit to their exclusion jurisdiction.

23 Charges

Item	United Kingdom
Internet Dealing	0.5% minimum £15
Telephone Dealing	1.25% minimum £25
Withdrawal and Deposit to French form	£35
Uncertificated Withdrawal and Deposit to another Nominee Account	£20
Duplicate Cheque (over £50)	£12
Duplicate Statement	£13.65
Duplicate Tax Voucher	£14.89
Small Estates (Value of Shares is between £100–£15,000)	£67

Theses charges are based on sterling prices and are inclusive of VAT.

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.

GET SA Share and Warrant CDI Nominee Account
Terms and Conditions

Schedule 1—Permitted Countries

Austria
Belgium
Bulgaria
Channel Islands
Cyprus
Czech Republic
Estonia
Finland
France
Germany
Greece
Hungary
Iceland
Ireland
Isle of Man
Latvia
Liechtenstein
Lithuania
Luxembourg
Malta
Netherlands
Norway
Poland
Portugal
Slovakia
Slovenia
Spain
Sweden

UK

These terms and conditions were issued by Computershare Investor Services PLC.
Computershare Investor Services PLC Registered in England & Wales under No 3498808.
Registered Office The Pavilions, Bridgwater Road, Bristol BS13 8AE
Computershare Investor Services PLC is authorised and regulated by the Financial Services Authority and is registered on the Financial
Services Authority register (www.fsa.gov.uk/register) and has registration number 188534.